UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OMZION
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

7370
(Primary Standard Industrial Classification Code Number)

98-1444135
(I.R.S. Employer Identification Number)

Fl. 4,5 Blvd. Cherni Vrah 47A, Sofia 1407, Bulgaria
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

EastBiz.com, Inc, 5348 Vegas Dr., Las Vegas NV 89108
(702) 871-8678
(Name, address, including zip code, and telephone number, including area code, of agent of service)

As soon as practicable after this Registration Statement is declared effective.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  X .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share [1]	Proposed Maximum Aggregate Offering Price [1]	Amount of Registration Fee

Common stock, $0.0025 par value per share	3,000,000 shares	$0.03	$90,000	$13

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission (the “SEC” or the “Commission”), acting pursuant to Section 8(a), may determine.

1 Estimated solely for purposed of calculating the registration fee under Rule 457(a) and (o) of the Securities Act.

The information contained in this preliminary prospectus is not complete and may be changed in whole or in part. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

The issuer will sell the common stock being registered in this offering at a fixed price of $0.03 per share, until the securities are quoted on the OTC or listed on an exchange and thereafter at prevailing market prices or privately negotiated prices. If the offering is not already closed at the time, the Issuer will file a post-effective amendment to reflect the change to a market price when the shares begin trading on a market or exchange. It is possible that the Company’s shares may never be quoted on the OTC or listed on an exchange.

SUBJECT TO COMPLETION, DATED OCTOBER 10, 2019

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THIS ENTIRE PROSPECTUS, INCLUDING THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 8 HEREOF BEFORE BUYING ANY SHARES OF KELINDA’S COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE

PROSPECTUS

Omzion

3,000,000 Shares of Common of Stock

Omzion (the “Company”) is offering for sale a maximum of 3,000,000 shares of its common stock at a fixed price of $0.03per share (this “Offering”). There is no minimum number of shares that must be sold by us for this Offering to close. We will retain all proceeds from the sale of the offered shares sold. This Offering is being conducted on a self-underwritten, best efforts basis, which means our founder and Chief Executive Officer, Serghei Fediunin, will alone attempt to sell the shares. This prospectus will permit our founder and Chief Executive Officer to sell the shares in this Offering directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Mr. Fediunin will sell the shares himself, and intends to offer them to friends, family members, business and other acquaintances. In offering these securities on our behalf, Mr. Fediunin will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934 (the “Act”). The intended methods of communication include, without limitations, telephone, email and personal contact by Mr. Fediunin. For more information, see the section titled “Plan of Distribution”.

There is currently no public or established market for our shares. Consequently, our future shareholders will not be able to sell their shares in an organized marketplace and may be only limited to selling their shares privately. Accordingly, an investment in our common stock is considered an illiquid investment and subject to many risks.

We are an “emerging growth company” under applicable federal securities laws and are subject to reduced public company reporting requirements. See “Risk Factors” beginning on page 8.

We are offering shares of our common stock at a price of $0.03 per share. We are conducting a self-underwritten offering on a no minimum basis and best efforts basis. We may not be able to sell any shares of our common stock.

This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 10, 2019.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	5
SUMMARY FINANCIAL DATA	7
RISK FACTORS	7
USE OF PROCEEDS	16
THIS OFFERING	17
DETERMINATION OF OFFERING PRICE	13
DILUTION	19
DIVIDEND POLICY	20
MARKET FOR OUR SECURITIES	20
NOTE REGARDING FORWARD-LOOKING STATEMENTS	22
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	22
BUSINESS	28
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	31
DESCRIPTION OF CAPITAL STOCK	34
PLAN OF DISTRIBUTION	37
LEGAL MATTERS	42
EXPERTS	43
FINANCIAL STATEMENTS	43
SIGNATURES	55

PROSPECTUS SUMMARY

About Omzion

Omzion was incorporated under the laws of the State of Nevada on August 1, 2018, at which time it acquired a business plan from Mr. Serghei Fediunin. Mr. Fediunin has been working on the development and implementation of the task-management smartphone application, the business and its operations since the inception of the company. As of the date of this prospectus, we had two employees, President, Treasurer, and Director, Mr. Serghei Fediunin, and Secretary, Mrs. Natalia Fediunina, who is Mr. Fediunin’s wife. From the date of inception, August 1, 2018, through this report date, Mr. Fediunin and Mrs. Fediunina have continued to devote at least forty (40) hours per week as necessary for our operations. Mr. Fediunin and Mrs. Fediunina perform these services for free and there is no contractual agreement in place with the Company. Mr. Fediunin and Mrs. Fediunina are not required to work a minimum number of hours per week or per month to the Company. The number of hours is solely reliant upon Mr. Fediunin’s and Mrs. Fediunina’s judgment and availability.

We are a recently-established company with limited financial resources. We have not established or attempted to establish a source of equity or debt financing. All the funds necessary to continue our operations are provided by our director and treasurer, Mr. Serghei Fediunin, and our secretary, Mrs. Fediunina. As long as we are a development stage business, we do not consider ourselves a shell company as it is defined in Rule 405.

We have limited business operations and have not generated any revenue yet. We added several important targets and objectives to our business plan. We plan to obtain enough costs over the next few years. Currently our product is at the stage of designing. We have completed applications market research to better understand modern tendencies in the field. We have a significant amount of work that needs to be done. A considerable capital needs to be secured in order to bring our intended products to the marketplace and successfully compete within it.

To date, we have not developed any saleable product of our intended organizer application. We cannot predict when a saleable product will be developed and released into the marketplace. We believe we have an advantage directly derived from our founder and his industry relationships and through the help that these key relationships will provide in executing and completing our business model. We have not generated any revenues from our intended organizer application (see Management’s Discussion and Analysis or Plan of Operations).

The Company has no current intentions, plans, arrangements, commitments or understandings to engage in a merger or acquisition with another company nor does the Company or any of its shareholders have any plans to enter into a change of control or similar type of transaction.

We are creating a new type of organizer application that will provide time-management solutions for business and everyday life. We believe that product functionality, when fully developed, will provide a fundamentally new level of task-management for users to eliminate the lateness and plan failures. Our unique feature is the financial part. The application we develop will not only help manage your tasks, but all kinds of the financials as well. It is going to be a big development compared to usual task-management app and we believe that people engaged in their own business will find it indispensable for most kinds of activities. Our intended software will create a new vision of this category of applications.

We are building a new task-management application that will allow our users to keep all their tasks and projects in order. The main idea is to provide a brand-new kind of an application that will enable users to manage their finances along with daily tasks. This new feature will increase the level of effectiveness of the things people do every day by displaying how much money you spend or need to spend. We intend to develop an application that will work on most of the nowadays mobile and computer platforms. Our goal is to help users manage their finances. The application we are developing is designed to track the expenses by showing the cost of each item on the list. Users can apply it for any kind of activities. It is useful for regular people who want to understand where their money goes. For business purposes the application is ultimately efficient as it displays all kinds of financial activities.

Our intended software will be different from other task-management applications by letting users create an efficient and comprehensive approach to the process of planning their time. Omzion App aims at diminishing the influence of Pareto principle (also known as 80/20 rule) in people’s everyday life. According to it, for many events, roughly 80% of the effects come from 20% of the causes. We offer the following strategy of achieving this objective: (1) Plan Working Hours. Our user-friendly interface will contain numerous instruments for flexible configuration of each task. (2) Keep Statistics. The application intends to monitor the statistics of the time spent on each task. (3) Change the Habits. Monitoring the statistics has a positive influence on a person’s time-management.

Our intended business operations will be comprised of two segments: a) software application packaging (Apple (“iOS” and android (“APK”) based, as well as standardized web-based formats) that are easily installed, sophisticated and robust enough to handle massive data volume; and b) producing an organizing notebook. We developed our initial business task-management software framework primarily through the efforts of our founder, and the efforts of a coding and smart-app development firm with which the Company works on an as “needed basis.” We have not had any material discussions regarding the acquisition of software, nor do we have any agreements (written or oral) in place in order to do so. The software framework and design are being developed, but no software application distributor or reseller relationship has been formalized; the Company intends to seek help from outside sales representatives and marketing consultants to develop a professional sales and marketing strategy to capitalize on our technologies. With further financing, we intend to create and staff an in-house coding and smart-app development group, which we believe may develop new versions of the application, of a similar nature to business task-management application. The Company continues to work on the development of its business task-management application through the management and industry knowledge skills of its founder, and Chief Executive Officer, as well as through a coding and smart-app development firm which will be working with us on an as needed basis and as our budget allows.

To date, no saleable product or service has been developed through these efforts. For the development segment of our operations we will seek to staff with a team with the skills necessary in development of software. Contract sizes may vary. While we cannot estimate the size of contracts, availability of contracts is solely based on the industry observations. None of these observations are based on any formal study.

Our executive offices are located at Fl. 4,5 Blvd. Cherni Vrah 47A, Sofia 1407, Bulgaria, and our telephone number is +373 7848 1657. We may refer to ourselves in this prospectus as “OMZION,” the “Company,” “we,” or “us”.

This Offering

Omzion is offering for sale a maximum of 3,000,000 shares of common stock at a fixed price of $0.03 per share. There is no minimum number of shares that must be sold by us for this Offering to close, and we will retain the proceeds from the sale of any of the offered shares that are sold. This Offering is being conducted on a self-underwritten, best efforts basis, which means our founder, Mr. Fediunin, will attempt to sell the shares himself. This prospectus will permit our founder to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Mr. Fediunin intends to offer them to friends, family members and relatives. In offering the securities on our behalf, Mr. Fediunin will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934 (the “Exchange Act”). The intended methods of communication include, without limitation, telephone and personal contacts.

The Offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings (if any), or net worth.

Shares of common stock offered

Maximum of 3,000,000 shares. No minimum number of shares must be sold by us to close.

Use of proceeds

Offering proceeds will be used to cover general expenses. Total estimated costs of the Offering ($10,000) is less than the maximum Offering proceeds ($90,000).

Termination of this Offering

Offering will conclude when all 3,000,000 shares of common stock have been sold, or 270 days after this registration statement becomes effective with the Securities and Exchange Commission. At our discretion, we may extend this Offering for an additional 270 days.

Risk factors

Purchase of our common stock involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market exists for our common stock. Please refer to the sections entitled “Risk Factors” and “Dilution” before making an investment in the common stock.

Trading market

None. Filing a Rule 211 application with the Financial Industry Regulatory Authority (“FINRA”) is necessary in order to apply for the inclusion of our common stock for quotation on the OTCQB or other such market. A market maker has not been identified or formally approached. When tasked, such efforts may not be successful, and our common stock may never be quoted on any exchange, and therefore, investors of our common stock may not have a market in which to sell their common stock; our investors may lose all of their investment. No estimate may be given as to the time needed for this application process.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with the financial statements and the notes thereto included elsewhere in this prospectus.

Balance Sheet Data:	As of June 30, 2019
Current Assets	$8,049
Current Liabilities	$4,559
Stockholders’ Equity	$3,490

Operating Statement Data: For the period August 1, 2018 (inception) to June 30, 2019

Operating Statement Data:	For the period August 1, 2018 (inception) to June 30, 2019
Selling, General and Administrative expenses	$4,510
Net loss	$(4,510)
Loss per share - basic and diluted	$(0)

RISK FACTORS

You should be aware that there are substantial risks for an investment in our common stock. You should carefully consider these risk factors, along with other information included in this prospectus, before you decide to make an investment in our common stock.

If any of the following risks were to occur, such as our business, financial condition, results of operations and/or other prospects, any of these could materially affect our likelihood of success. If that happens, the market price of our common stock, if any, could decline, and prospective investors would lose all or part of their investment in our common stock.

Risks Related to the Business

1.  OMZION has virtually no financial resources.

OMZION is an early stage company with virtually no financial resources. We may be required to seek additional financing beyond amounts received from this Offering. Additional financing sought may be in the form of equity or debt from sources yet to be identified. Until we complete this Offering, most efforts of management will be spent on the registration efforts with little to no efforts expended on the further execution of our business plan and the pursuit of revenue producing activities. Pending the successful completion of this Offering, management will seek additional financing to further pursue and execute on our business plan and the pursuit of revenue producing activities. No assurances can be given that we will generate sufficient revenue (or any at all) or obtain financing needed to continue as a going concern.

Current resources and source of working capital funds primarily consist of loans from our founder, President, Secretary, Treasurer and Director. These sources we believe to be sufficient to keep our business operations functioning for the next three to nine months. While we do not have a formal agreement with our founder to fund the Company’s working capital needs, we believe that our founder’s plan is to perform most of the work required on his own without any cash compensation while he seeks other sources of funding. Much of the initial work on the Company’s software system has been through the efforts of Mr. Fediunin, as well as from our future use of employees from a reputable coding and smart-app development firm with which we may contract. We have not generated any revenues from our operations, and our expenses will continue to accrue or be deferred until sufficient additional financing is obtained. Additional financing may be obtained through our founder, family members of our founder or others familiar with our founder’s professional work experience.

2.  Omzion is dependent on the services of our founder, whose limited experience in the technical market and limited availability may cause our business operations to fail or cease; we will need to engage and retain additional qualified employees and/or consultants to further implement our business strategy.

The company’s operations and business strategy is dependent upon the services and business acumen of Mr. Fediunin, our founder and Chief Executive Officer. Mr. Fediunin is under no contractual obligation to remain employed by us. If he should choose to leave us for any reason, or if he becomes ill and is unable to work for an extended period of time before we hire additional personnel, our operations could fail. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop and execute our business along the lines described in this prospectus. We would most certainly fail without the services of Mr. Fediunin or an appropriate replacement.

Despite Mr. Fediunin’s experience, he has little knowledge in the smart phone application development market. Additionally, Mr. Fediunin has limited time to devote to the Company due to his other professional commitments. In order to compensate for his lack of experience in this market and perceived limits on time, the Company and Mr. Fediunin will have available to them the coding and smart-app development firm, which could expand their involvement and activity with our product development. This firm and its people will be readily accessible and able to expand capacity or provide additional services to the Company as it grows. There can be no assurance that the Company and its management will be able to overcome Mr. Fediunin’s lack of experience and limited availability to achieve our business objectives.

3.  Because we recently commenced operations, we face a high risk of business failure.

The company was incorporated in August 2018. Most of our efforts to date as a corporation have been related to executing our business plan and expanding our operations, which include the development and programming for our task-management application. It consists of software and complicated algorithms to be used in a smart-phone application by the average user.

We have had no revenues. We face a high risk of business failure. The likelihood of success for our Company must be considered in light of significant expenses, complications and delays frequently encountered with a new business and the competitive environment in which the Company will operate. There can be no assurance that future revenues from the Company’s or other services will occur or be significant enough or that we will be able to sell it at a profit, if at all. Future revenues and/or profits, if any, will depend on many factors, including, but not limited to market acceptance of the Company’s product and the successful implementation of our strategy.

4.  Because we have no saleable product, acquired or developed, we face a high risk of business failure.

The Company has not yet acquired or fully developed any product that is saleable in the marketplace. We may not be able to acquire or internally develop any product in the future because of the lack of funds or financing to do so. In order for us to fully develop or acquire any products or services, we must be able to secure the necessary financing, beyond just the proceeds of this Offering. In the early stages of our operations, we intend to keep costs to a minimum. The cost to develop our product or services as currently outlined will be approximately $50,000. We have no established source of funds to undertake the business strategy as outlined. Until we obtain funding, if ever, we will keep our operating costs as low as possible with our founder, and Chief Executive Officer providing most of the administrative and other functions on his own without any cash compensation. We intend to use the services of a coding and smart-app development firm with which the Company will be working with on an as “needed basis.” Any payments that may occur would be over an extended period of time, even once we complete our Offering. We currently do not have any specific payment terms with this firm to continue with their services, and we may need to seek the services of another firm to replace them if they require payment for services that we cannot meet at the time. This methodology may result in our product development being extended for another two to three years. If we are unable to obtain adequate funding or financing, the Company faces the likelihood of business failure. There are no assurances that we will be able to raise any funds or establish any financing for the Company’s growth.

In addition, the Company’s profitability, if any, could be materially and adversely impacted if any one or more of its acquired or developed technological products or services were to experience poor operating results. The Company’s ability to achieve profitability will be dependent on the ability of its intended products or services to generate sufficient operating cash flow to fund intended growth and/or acquisitions. There can be no assurance that the Company’s results of operations will be profitable or that our strategy will be successful or even begin to generate any revenues.

5.  We may not have or ever have the resources or ability to implement and manage our growth strategy.

Although the Company expects to experience growth based on the ability to implement and execute its business strategy, actual operations may never occur because the business plan may never be fully implemented because of the lack of funds in order to do so. If the Company’s business plan and growth strategy are implemented, of which no assurances can be provided, a significant strain on management, operating systems and/or financial resources will be imposed. Failure by the Company’s management to manage this expected growth, if it occurs, or unexpected difficulties are encountered during this growth, could have a material adverse impact on the Company’s results of operations or financial condition.

The Company’s ability to operate profitable revenue generating product or service lines (if we are able to establish any product or service lines at all) will depend upon a number of factors, including (i) identifying appropriate and satisfactory distribution channels, (ii) generating sufficient funds from our future operations or obtaining third-party financing or additional capital to develop new product and/or service lines, (iii) the Company’s management team and its financial and accounting controls. Certain of these factors most likely will be beyond the Company’s control and may be adversely affected by the economy or actions taken by competing businesses. Moreover, potential products or services that may meet the Company’s focus and other criteria for developing new products and/or services, if we are able to develop or acquire them at all, are believed to be severely limited. There can be no assurance that the Company will be able to execute and manage a growth strategy effectively or at all.

6.  We may need to establish additional relationships with local software coders and information technology (IT) consultants to fully develop and market our company and its intended products and/or services.

We do not possess all of the resources necessary to develop and commercialize our intended task-management products a large commercial scale. We will need to develop and establish a network of third-party agents that will help us in carrying out our intended market rollout, as well as develop and then enhance marketing and sales strategy through arrangements with software coders and other information technology consultants to develop and commercialize our planned task-management software. If we are unable to enlist the services of third-party vendors, or seek out the necessary IT consultants, our business will suffer.

7.  Following the effective date of our Registration Statement, of which this prospectus is a part, we will be subject to the periodic reporting requirements of Section 15(d) of the Exchange Act that will require us to incur audit and legal fees in connection with the preparation of such reports. These additional costs could reduce or eliminate our ability to earn a profit.

Following the effective date of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will affect the amount of time spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. We may be exposed to potential risks resulting from any new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

8.  Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Management is responsible for establishing and maintaining adequate internal control over our financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

• pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;

• provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and

• provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.

We will not be required to provide an assessment of the effectiveness of internal controls over financial reporting until our second annual report after the completion of our Offering. And our auditor’s attestation of management’s evaluation of effectiveness of the internal controls is not required as long as we are an emerging growth company under the Jumpstart Our Business Startups Act and/or a smaller reporting company as that term is defined. Despite these requirements, any delayed implementation of our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated. Investors relying upon this misinformation may make an uninformed investment decision.

9. The costs of being a public company could result in us being unable to continue as a going concern.

As a public company, we will be required to comply with numerous financial reporting and legal requirements, including those pertaining to annual audits, quarterly review and reporting and internal controls. The costs of this compliance could be quite significant. If revenues are insufficient, or we cannot satisfy many of these costs through the issuance of shares, we may be unable to satisfy these costs through the normal course of business which would result in being unable to continue as a going concern.

10. Having only one director limits our ability to establish effective independent corporate governance procedures and increases the control of our founder and Chief Executive Officer.

We have only one director who serves as our sole executive officer. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. In addition, currently a vote of the board of directors is decided in favor of our chairman (who is our founder and Chief Executive Officer), which gives him complete control over all corporate issues and decisions.

Until we have a larger board of directors that include some independent members, if ever, there will be limited oversight of our founder and Chief Executive Officer’s decisions and activities and little ability for minority shareholders to challenge or reverse those actions and decisions.

11. We are subject to the many risks of doing business internationally including but not limited to the difficulty of enforcing liabilities in a foreign jurisdiction.

Our sole officer resides outside of the United States and all of our substantial assets will be located outside of the United States. We are a Nevada corporation and, as such, are subject to the jurisdiction of the State of Nevada and the United States courts for purposes of any lawsuit, action or proceeding by investors herein. However, even if a judgment is obtained against us, it is will be difficult or impossible to enforce without obtaining a judgment in India as well. Therefore, the cost of enforcing liabilities against us will be high. Our director resides in Moldova. Any action brought against either of the directors in the United States, even if successful, either through default or on the merits of the claim, that results in a financial award against them, may be required to be enforced and/or collected in Moldova, unless Mr. Fediunin owned assets located in the United States. Further, shareholder efforts to bring an action in Moldova against its citizens for any alleged breach of a duty in a foreign jurisdiction may be difficult and effectively unfeasible.

12. Our business is subject to a variety of U.S. and foreign laws, many of which are unsettled and still developing and which could subject us to claims or otherwise harm our business.

We are subject to a variety of laws in the United States and abroad, including laws regarding data retention, privacy, distribution of user-generated content and consumer protection, that are frequently evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly outside the United States. For example, laws relating to the liability of providers of online services for activities of their users and other third parties are currently being tested by a number of claims, including actions based on invasion of privacy and other torts, unfair competition, copyright and trademark infringement, and other theories based on the nature and content of the materials searched, the ads posted, or the content provided by users. In addition, regulatory authorities around the world are considering a number of legislative and regulatory proposals concerning data protection and other matters that may be applicable to our business. It is also likely that if our business grows and evolves and our solutions are used in a greater number of countries, we will become subject to laws and regulations in additional jurisdictions. It is difficult to predict how existing laws will be applied to our business and the new laws to which we may become subject.

If we are not able to comply with these laws or regulations or if we become liable under these laws or regulations, we could be directly harmed, and we may be forced to implement new measures to reduce our exposure to this liability. This may require us to expend substantial resources or to discontinue certain products or features, which would negatively affect our business. In addition, the increased attention focused upon liability issues as a result of lawsuits and legislative proposals could harm our reputation or otherwise impact the growth of our business. Any costs incurred to prevent or mitigate this potential liability could also harm our business and operating results.

Risks Related to Our Common Stock

13. The Offering price of our common stock has been determined arbitrarily.

The price of our common stock in this Offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management's valuation and, therefore, expresses no opinion as to the fairness of this Offering price as determined by management. As a result, the price of the shares of common stock in this Offering may not reflect the value perceived by the market. There can be no assurance that the shares of common stock offered hereby are worth the price for which they are offered and investors may, therefore, lose a portion or all of their investment.

14. The interests of future shareholders may be hurt because we can issue shares of our common stock to individuals or entities that support existing management with such issuances serving to enhance management’s ability to maintain control of our company.

Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued common shares. Such issuances may be issued to parties or entities committed to supporting existing management and the interests of existing management which may not be the same as the interests of other shareholders. Our ability to issue shares without shareholder approval serves to enhance existing management’s ability to maintain control of our company.

15. Currently, there is no established public market for our securities, and there can be no assurances that any established public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no established public market whatsoever for our securities. While no market maker has been formerly approached to file an application with FINRA on our behalf, we will need to identify a market maker in order to do the following. We will need that market maker to file that application in order to be able to quote our shares of common stock on the OTCQB maintained by FINRA. A market maker may only file this application upon the effectiveness of our registration statement and the closing of our Offering. There can be no assurance that a market maker’s application, when filed, will be accepted by FINRA nor can we estimate as to how much time this application will require. We are not permitted to file such application on our own behalf. If such application is accepted, there can be no assurances as to whether –

(i)  any market for our shares will develop;

(ii) the prices at which our common stock will trade; or

(iii) the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

If we become able to have our shares of common stock quoted on the OTCQB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company (“DTC”) to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCQB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all companies on the OTCQB. What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCQB, it is a necessity to process trades on the OTCQB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of the Company and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because of the anticipated low price of the securities being registered, many brokerage firms may not be willing to effect transactions in these securities. Purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions. See “Plan of Distribution.”

16. Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions pertaining to low priced stocks that will create a lack of liquidity and make trading difficult or impossible.

The trading of our securities, if any, will be in the “OTCQB” as maintained by FINRA. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

Rule 3a51-1 of the Exchange Act establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions which are not available to us. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

• the basis on which the broker or dealer made the suitability determination; and

• that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions’ payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

17. The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

Company management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

• Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

• Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

• “Boiler room” practices involving high pressure sales tactics and unrealistic price projections by sales persons;

• Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

• Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

18. Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws that prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible for us to sell shares in those states.

There is currently no established public market for our common stock, and there can be no assurance that any established public market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue-sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify securities for resale in at least 18 states which do not offer manual exemptions (or may offer manual exemptions but may not to offer one to us if we are considered to be a shell company at the time of application) and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one. See also “Plan of Distribution-State Securities-Blue Sky Laws.”

19. Our board of directors (consisting of one person, our founder and sole officer) has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and with the ability to affect adversely stockholder voting power and perpetuate control over us.

Our bylaws allow us to issue shares of preferred stock without any vote or further action by our stockholders. Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors has the authority to issue preferred stock without further stockholder approval, including large blocks of preferred stock. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock, and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

20. We do not expect to pay cash dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

21. You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of the effective date of our registration statement of which this prospectus is a part, we will become subject to certain informational requirements of the Exchange Act, as amended and we will be required to file periodic reports (i.e., annual, quarterly and material events) with the SEC which will be immediately available to the public for inspection and copying. In the event during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8-A (of which we have no current plans to file). If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file such periodic reports with the SEC and access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we may be required to deliver periodic reports to security holders as proscribed by the Exchange Act, as amended. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act until we have both 500 or more security holders and greater than $10 million in assets. Access to information regarding our business and operations will be limited.

22. If we are designated a shell company your ability to resell your shares would be limited.

All of the presently outstanding shares of our common stock are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144 which have become effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company,” as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a “shell company” and files a Form 8-K addressing Item 5.06 with such information as may be required in a Form 10 Registration Statement with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. The Form 10 information or disclosure is equivalent to the information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. Under amended Rule 144, restricted or unrestricted securities that were initially issued by a reporting or non-reporting shell company or a company that was at any time previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met:

1)  the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company;

2)  the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

3)  the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and

4)  at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, we are not classified as a “shell company” under Rule 405 of the Securities Act Rule 12b-2 of the Exchange Act. To the extent the Company is designated a shell you would be unable to sell your shares under Rule 144.

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market that may develop in the future involves a high degree of risk.

USE OF PROCEEDS

Omzion will apply the proceeds from the Offering to pay for accounting, legal and other expenses associated with this Offering. Costs of this Offering, which principally relate to professional costs and expenses, are estimated to consist of the following:

SEC Registration fee	$13
Accounting fees and expenses	3,000
Miscellaneous expenses	4,587
LLegal fees and expenses	2,400

Total	$10,000

As funds are received from the sale of shares, the Offering costs will be paid in the sequence listed below regardless of the amount collected. If all of the registered shares are sold, one hundred percent (100%) of the Offering costs will be able to be paid in full. This includes legal fees which are estimated to be $2,400. Upon receiving the maximum Offering proceeds we will pay all other expenses associated with this Offering which amounts to $10,000, leaving us an estimated $80,000 for general operating expenses or cash on hand.

Our Offering is being made on a self-underwritten, “best-efforts” basis with no minimum number of shares that we are required to sell in order for us to proceed with the Offering. The Offering price per share is $0.03. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the maximum Offering. Total costs of this Offering are estimated to be $10,000. We will pay all costs relating to this Offering and this amount will accrue on our books and records until we are able to pay the full amount whether from revenues or loans from shareholders, related or unrelated parties:

	Assuming the sale of:
	750,000 shares (25% of the maximum Offering)	1,500,000 shares (50% of the maximum Offering)	2,250,000 shares (75% of the maximum Offering)	3,000,000 shares (100% of the maximum Offering)

Offering Price Per Share	$0.03	$0.03	$0.03	$0.03

Gross Proceeds Obtained from the Offering	$22,500	$45,000	$67,500	$90,000
Costs of the Offering	$10,000	$10,000	$10,000	10,000
Net Proceeds Obtained from the Offering	$12,500	$35,000	$57,500	$80,000
Intended Software Development	$2,500	$20,000	$33,000	$50,000
Office Space Setup	$-	$1,000	$5,000	$8,000
Promotional Website Development	$-	$1,000	$3,500	$4,000

Marketing and Advertising Expenses	$-	$3,000	$6,000	$8,000
SEC Reporting and Compliance	$10,000	$10,000	$10,000	$10,000

THIS OFFERING

We will spend substantially more in costs on this Offering and our public reporting requirements than we will receive in proceeds if the maximum Offering amount is achieved. These costs may very well exceed our anticipated revenues, significantly. However, the Company believes that the risks are worth taking because management believes, based on its own observations which are not based on any formal studies, that potential vendors, consultants, service providers and manufacturers have a higher regard in providing services to a public company than a small, privately-held startup company. Management’s belief is based solely on the advice and informal consultation of various business and legal professionals who are known to us and have significant public company experience. These discussions led us to believe that being a public company affords the business (management and its shareholders) with a higher degree of recognition than would be obtained as a small, privately-held (or non-public) company and may increase its ability or options to obtain financing for growth. In addition, by being a publicly held and reporting company we believe this increases visibility of our future opportunities to raise additional funds or to pay vendors by issuing restricted equity rather than cash. We cannot predict the likelihood that our observations and conclusions about the benefits of being a public company will prove accurate or even be beneficial to us.

We are offering for sale a maximum of 3,000,000 shares of common stock at a fixed price of $0.03 per share. There is no minimum number of shares that must be sold by us for this Offering to close, and we will retain all proceeds from the sale of any of the offered shares that are sold. This Offering is being conducted on a self-underwritten, best efforts basis, which means our founder, and Chief Executive Officer, Mr. Serghei Fediunin, will attempt to sell these shares. This prospectus permits our founder to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares that are sold. Mr. Fediunin will sell the shares and intends to offer them to friends, family and business acquaintances that he knows personally. In offering the securities on our behalf, Mr. Fediunin will rely primarily on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The intended methods of communication include, without limitation, telephone, email and personal contact by Mr. Fediunin.

As discussed above, neither Mr. Fediunin nor Mrs. Fediunina will register as a broker-dealer pursuant to Section 15 of the Exchange Act, as amended, but rather will rely upon the “safe harbor” provisions of Rule 3a4-1, promulgated under the Exchange Act, as amended. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Neither Mr. Fediunin nor Mrs. Fediunina is subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Fediunin and Mrs. Fediunina will not be compensated in connection with his participation in this Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Fediunin is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. Mrs. Fediunina is not, nor has she been within the past 12 months, a broker or dealer, and she is not, nor has she been within the past 12 months, an associated person of a broker or dealer. At the end of this Offering, Mr. Fediunin and Mrs. Fediunina will continue to primarily perform his duties for the Company or on its behalf, otherwise, than in connection with these transactions in the Company’s securities. Mr. Fediunin will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

We will receive all proceeds from the sale of up to 3,000,000 shares being offered. No proceeds will be received by anyone other than the Company. The price per share is fixed at $0.03 for the duration of this Offering. The proceeds from the offering will be used at the sole discretion of the the officers and directors of the Company and will be available for use, by the Company, upon receipt.  No funds will be held in escrow.

This Offering will be completed 270 days from the effective date of this prospectus (or such earlier date when all 3,000,000 shares are sold), unless extended by our board of directors for an additional 270 days. There is no minimum number of shares that must be sold in this Offering. All subscription agreements and checks for payment of the shares are irrevocable (except as to any states that require a statutory cooling-off period or rescission right).

The Company may keep its stock in book-entry form with its transfer agent; in the event that certificates are issued, stock certificates attributable to the shares of common stock purchased by the purchasers shall be delivered within 30 days of the closing of this Offering or as soon thereafter as practicable.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All funds from rejected subscriptions will be returned immediately by us, through our escrow agent to the subscriber, without interest or deduction. Subscriptions for our securities will be accepted or rejected within 48 hours after we receive them. Any rejected funds shall be returned to the subscriber within five (5) business days.

This Offering may terminate on the earlier of:

i.the date when the sale of all 3,000,000 shares is completed, or

ii.270 days after the effective date of this S-1 Registration Statement or any extension thereto.

The Offering price of our common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

The purchase of our common stock in this Offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only, and currently no market exists for our common stock. While no market maker has agreed to file a Rule 211 application with FINRA, in order for us to apply for inclusion of our common stock on the OTCQB we will need to solicit the services of one. Once a market maker has been identified and files an application on our behalf, their efforts may not be successful. If this becomes the case our shares may never be quoted and owners of our common stock may not have a market in which to sell their shares. No estimate may be given as to the how long this application may require going through the application process, when and if a market maker is identified by us.

If we are able to have our shares of common stock quoted on the OTCQB, we will then try, through a broker-dealer or market maker and its’ clearing firm, to become eligible with the DTC to permit our shares to be traded electronically. If an issuer is not “DTC-eligible,” its shares cannot be transferred electronically between brokerage accounts, which, based upon the realities of the marketplace as it exists today (especially the OTCQB maintained by FINRA), means that the shares of an issuer will not be able to be traded (while technically the shares can be traded manually between accounts, this may take days but is not a realistic option for any issuer relying on a broker-dealer or market maker for swift and orderly stock transactions to occur - like all companies currently have on the OTCQB or DTC supported systems). While DTC-eligibility is not a requirement to trade on the OTCQB, it is however a necessity to efficiently process trades if an issuer’s equity is going to trade with any share volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long this process may take.

Please refer to the sections of this prospectus entitled “Risk Factors” and “Dilution” before making an investment in the common stock of our Company.

DETERMINATION OF OFFERING PRICE

The Offering price of our common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, any historical earnings or net worth. In determining this Offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources, and the likelihood of acceptance of this Offering. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue if developed, or that our securities will ever trade at a price higher than the Offering price currently being offered.

DILUTION

“Dilution” represents the difference between the Offering price of the shares of common stock hereby being offered and the net book value per share of common stock immediately after completion of this Offering. “Net book value” is the amount that results from subtracting total liabilities from total assets. In this Offering, the level of dilution is increased as a result of the relatively low net book value of our issued and outstanding common stock and because the proceeds of this Offering are slightly more than our estimated costs (based on the maximum Offering proceeds received). Assuming all of the shares of common stock offered herein are sold, the purchasers in this Offering will lose the entire value of their shares purchased in that each purchased share will have a negative net book value of ($4,510).

The following table illustrates the dilution to purchasers of the common stock in this Offering as of June 30, 2019:

	Assuming the sale of:
	750,000 shares (25% of the maximum Offering)	1,500,000 shares (50% of the maximum Offering)	2,250,000 shares (75% of the maximum Offering)	3,000,000 shares (100% of the maximum Offering)

Number of Current Shares Held	3,200,000	3,200,000	3,200,000	3,200,000

Number of New Shares Issued	750,000	1,500,000	2,250,000	3,000,000

Total Number of New Shares Held	3,950,000	4,700,000	5,450,000	6,200,000

The Historical Net Tangible Book Value	$(4,510)	$(4,510)	$(4,510)	$(4,510)

Net Proceeds to the Company	$12,500	$35,000	$57,500	$80,000

Net Tangible Book Value After this Offering	$7,990	$30,490	$52,990	$75,490

Offering Price Per Share	$0.03	$0.03	$0.03	$0.03

Net Tangible Book Value Per Share before this Offering	$(0.0014)	$(0.0014)	$(0.0014)	$(0.0014)

Increase (Decrease) Attributable to New Shareholders	$0.0034	$0.0079	$0.0111	$0.0136

Net Tangible Book Value Per Share After this Offering	$0.0020	$0.0065	$0.0097	$0.0122

Dilution Per Share to New Shareholders	$0.0280	$0.0235	$0.0203	$0.0178

Dilution (%)	93.26%	78.38%	67.59%	59.41%

Capital Contribution by Purchasers of Shares	$22,500	$45,000	$67,500	$90,000

Capital Contribution by Existing Shareholders	$8,000	$8,000	$8,000	$8,000

Percentage Capital Contributions by Purchasers of Shares	73.77%	84.91%	89.40%	91.84%

Percentage Capital Contributions by Existing Shareholders	26.23%	15.09%	10.60%	8.16%

Current Shareholders after Offering (%)	81.01%	68.09%	58.72%	51.61%

Purchasers after Offering (%)	18.99%	31.91%	41.28%	48.39%

DIVIDEND POLICY

We have never paid cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

MARKET FOR OUR SECURITIES

There is no established public market for our common stock and a public market may never develop. While no market maker has been formerly approached to file an application with FINRA on our behalf, we will need to identify a market maker in order to do the following. We will need that market maker to file that application in order to be able to quote our shares of common stock on the OTCQB maintained by FINRA. A market maker may only file this application upon the effectiveness of our registration statement and the closing of our Offering. There can be no assurance that a market maker’s application, when filed, will be accepted by FINRA nor can we estimate as to how much time this application will require. Even if our common stock were quoted in a market, there may never be substantial activity for our common stock in such market. If there is substantial activity, such activity may not be maintained, and no prediction can be made as to what price may prevail for our common stock in such market.

If we become able to have our shares of common stock quoted on the OTCQB, we will then try, through a broker-dealer and its’ clearing firm, to become eligible with the DTC to permit our shares to be traded electronically. If an issuer is not “DTC-eligible,” its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCQB), means that shares of an issuer will not be able to be traded (technically the shares can be traded manually between accounts, but this may take days and is not a realistic option for issuers relying on broker-dealers for stock transactions - like all the companies on the OTCQB). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCQB, it is however a necessity to efficiently process trades on the OTCQB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it may take.

If we become a public reporting company under the Exchange Act for at least 90 days immediately before the sale, then at least six months must have elapsed since those shares were acquired from us or an affiliate, and we must remain current in our filings for an additional period of six months; in all other cases, at least one year must have elapsed since the shares were acquired from us or an affiliate.

The number of shares sold by such person within any three-month period cannot exceed the greater of:

• 1% of the total number of our common shares then outstanding; or

• The average weekly trading volume of our common shares during the four calendar weeks preceding the date on which notice on Form 144 with respect to the sale is filed with the SEC (or, if Form 144 is not required to be filed, then four calendar weeks preceding the date the selling broker receives the sell order) (This condition is not currently available to the Company because its securities do not trade on a recognized exchange).

Conditions relating to the manner of sale, notice requirements (filing of Form 144 with the SEC) and the availability of public information about us must also be satisfied.

All of the presently outstanding shares of our common stock are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144 which have become effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company,” as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a “shell company” and files a Form 8-K addressing Item 5.06 with such information as may be required in a Form 10 Registration Statement with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. The Form 10 information or disclosure is equivalent to the information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. Under amended Rule 144, restricted or unrestricted securities that were initially issued by a reporting or non-reporting shell company or a company that was at any time previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met:

1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company;

2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and

4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Current Public Information

In general, for sales by affiliates and non-affiliates, the satisfaction of the current public information requirement depends on whether we are a public reporting company under the Exchange Act:

• If we have been a public reporting company for at least 90 days prior to the sale, then the current public information requirement is satisfied if we have filed all periodic reports (other than Form 8-K) required to be filed under the Exchange Act during the 12 months immediately before the sale (or such shorter period as we have been required to file those reports).

• If we have not been a public reporting company for at least 90 days prior to the sale, then the requirement is satisfied if specified types of basic information about us (including our business, management and our financial condition and results of operations) are publicly available.

However, no assurance can be given as to:

• the likelihood of a market for our common shares developing,

• the liquidity of any such market,

• the ability of the shareholders to sell the shares, or

• the prices that shareholders may obtain for any of the shares.

No prediction can be made as to the effect, if any, that future sales of shares or the availability of shares for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of our common shares, or the perception that such sales could occur, may adversely affect prevailing market prices of the common shares.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed herein are forward-looking statements. The forward-looking statements contained in this prospectus involve risks and uncertainties, including statements as to:

•our future operating results;

•our business prospects;

•any contractual arrangements and relationships with third parties;

•the dependence of our future success on the general economy;

•the success of the product we are developing;

•any possible financings; and

•the adequacy of our cash resources and working capital.

The statements can generally be identified as forward-looking ones because they include words such as we “believe,” “anticipate,” “expect,” “estimate” and/or words of similar meaning. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this prospectus. Potential shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this prospectus, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Operations

We were incorporated on August 1, 2018. Most of our operational activity through the date of the prospectus involved execution of our business plan, business development, designing and smart-app development (for smart phones such as Apple and Android), development of our smart-phone applications for use in a task-management field, as well as preparation of the Company’s financial statements, internal controls and corporate governance efforts required in anticipation of this Offering.

We are a development stage company and have limited financial resources. We have not established a source of equity or debt financing.

We are building a new task-management application that will allow our users to keep all their tasks and projects in order. The main idea is to provide a brand-new kind of an application that will enable users to manage their finances along with daily tasks. This new feature will increase the level of effectiveness of the things people do every day by displaying how much money you spend or need to spend. We intend to develop an application that will work on most of the nowadays mobile and computer platforms. Our goal is to help users manage their finances. The application we are developing is designed to track the expenses by showing the cost of each item on the list. Users can apply it for any kind of activities. It is useful for regular people who want to understand where their money goes. For business purposes the application is ultimately efficient as it displays all financial activities.

Our intended software will be different from other task-management applications by letting users create an efficient and comprehensive approach to the process of planning their time. Omzion App aims at diminishing the influence of Pareto principle in people’s everyday life.

We offer the following strategy of achieving this objective: (1) Plan Working Hours. Our user-friendly interface will contain a lot of instruments for flexible configuration of each task. (2) Keep Statistics. The application intends to monitor the statistics of the time spent on each task. (3) Change the Habits. Monitoring the statistics has a positive influence on a person’s time-management.

Our intended business operations will be comprised of two segments: a) software application packaging (Apple (“iOS” and android (“APK”) based, as well as standardized web-based formats) that are easily installed, sophisticated and robust enough to handle massive data volume; and b) producing an organizing notebook. We developed our initial business task-management software framework primarily through the efforts of our founder, and the efforts of a coding and smart-app development firm with which the Company works on an as “needed basis.” We have not had any material discussions regarding the acquisition of software, nor do we have any agreements (written or oral) in place in order to do so. The software framework and design are being developed, but no software application distributor or reseller relationship has been formalized; the Company intends to seek help from outside sales representatives and marketing consultants to develop a professional sales and marketing strategy to capitalize on our technologies. With further financing, we intend to create and staff an in-house coding and smart-app development group, which we believe may develop new versions of the application, of a similar nature to business task-management application. The Company continues to work on the development of its business task-management application through the management and industry knowledge skills of its founder, and Chief Executive Officer, as well as through a coding and smart-app development firm which will be working with us on an as needed basis and as our budget allows.

To date, no saleable product or service has been developed through these efforts. For the development segment of our operations we will seek to staff with a team with the skills necessary in development of software. Contract sizes may vary. While we cannot estimate the size of contracts, availability of contracts is solely based on the industry observations. None of these observations are based on any formal study.

Our plan to continue as a going concern is to reach the point where we begin generating sufficient revenues from our business task-management application to meet our obligations on a timely basis. The Company has not yet acquired or internally fully developed the intended application. We may not be able to acquire or internally develop any services in the future because of a lack of available funds or financing to do so. In order for us to develop such software, we must be able to secure the necessary financing, beyond just the proceeds of this Offering. In the early stages of our operations, we will continue to keep costs to a minimum. The cost to develop our business plan as currently outlined will be in excess of $50,000. We have not established current sources of funds to undertake the business plan as outlined. Until we obtain funding, if ever, we will keep our operating costs as low as possible with our founder providing substantially all of the work on his own without any cash compensation. This methodology would result in our development stage extending for at least two to three years. If we are unable to obtain adequate funding or financing, the Company faces the ultimate likelihood of business failure. There are no assurances that we will be able to raise any funds or establish any financing program for the Company’s growth.

Growth Strategy

Key elements of our growth strategy shall include: (1) Core Product Enhancement. We plan to enhance core product user interface and functionality with new features and offerings as soon as reasonably practicable. (2) Focus on Markets. We plan to grow our market by: (a) running an advertising campaign, (b) entering new application platform markets, (c) expanding the number of users.

Business Objective

The Company’s objective is to become a preferred provider of financial task-management solutions for all kinds of users. We are pursuing the following strategy to achieve this objective: (1) Universality. We are increasing the number of available platforms for our product to expand the number of users. (2) Quality, Service and Support. Our employees and selected tech professionals will follow documented and standardized methodologies to ensure that we provide a consistent approach to projects, thereby fostering uniform quality and cost-efficient solutions for the end-users. (3) Multiple Sales Channels.

We believe that we can attract a direct sales force that will focus exclusively on our intended financial task-management software. (4) Monitoring the Market. We are constantly monitoring the market of the application software and gathering information about our opponents’ products. This process enables us to understand modern tendencies in task-management software.

This prospectus includes limited market and industry data and forecasts that we obtained from our own research, publicly available information, industry periodicals and surveys. Industry publications and surveys generally state that the information contained herein has been obtained from sources deemed reliable. While we have not been able to verify such information to the extent that we deem qualified in its entirety we have determined based on our knowledge to be sufficient and accurate for presentation. Unless otherwise noted, statements as to market position as related to market competitors these are all approximated. Industry and market data could be proven wrong because of the method by which sources obtained their data and because information cannot always be verified with certainty due to limits on availability and reliability of raw data, the voluntary nature of the data gathering process, limitations and other uncertainties. We do not know all or tested all of these assumptions regarding general economic conditions. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section entitled “Risk Factors.”

Our business plan execution and success are predicated upon the Company obtaining the necessary financing either through additional equity or debt beyond this Offering. If we are not able to obtain the necessary levels of financing as determined by the above steps, we will not be able to meet or achieve any of our time-line objectives. Even if we complete 75% or 50% of our additional financing objectives, we most likely will not be able to pursue our timeline goals or action steps. In that case the Company will be forced to proceed piecemeal using primarily the services of our founder, and possibly limited use of outside contractors when and if funds are obtained. Our founder devotes in excess of forty (40) hours a week to our business efforts. There is no realistic way to predict the timing or completion in that scenario.

Without additional financing to this Offering proceeds we will not be able to pursue our business plan or its timeline objectives, and the Company may fail entirely.

It is our plan to seek additional financing from either equity financing or through debt instruments. These efforts will most likely occur after our Offering is complete and the aggregate proceeds have been received. Company’s management has, through relationships and strategic partnerships, begun the necessary work on a portion of our intended task-management products that we believe will be desired in the marketplace. Our founder primarily provided these services through the date of this prospectus. Our business plan requires further execution and completion of these tasks which may require us hiring additional employees or outside contractors and consultants. With the level of sophistication and expertise that our founder, and Chief Executive Officer possesses, as well as the industry professionals that he knows, the Company should be able to make progress in its development of our intended task-management product, but currently no specific timeframe can be provided at this time. Most if not all of these efforts are predicated on the Company obtaining the necessary financing to accomplish these steps. If financing is not available on terms reasonable to the Company and its shareholders, then the steps laid out for this business plan will not occur as planned and may never occur.

We currently have no sources of financing and no commitments for financing. There are no assurances that we will obtain sufficient financing or necessary resources to enter into contractual agreements with developers or sales and marketing firms. We currently do not have sufficient cash or other resources to commence the use of outside contractors or service providers with industry experience. If we do not receive sufficient funding or financing, our business could likely be maintained with minimal operations for a period of 12 months because our founder, we believe will continue providing services without cost. We do not have a formal agreement in place with our founder, covering for past or future services. His plan is to provide substantially all of the administrative and planning work, programming and marketing efforts on his own without any cash or equity consideration. Our founder will continue to seek other sources of funding on behalf of the Company.

Other

As a corporate policy, we generally will not incur any cash obligations that we cannot satisfy with immediately available resources, of which there are currently none. We believe that the perception that many people have of a public company make it more likely that they will accept restricted securities from a public company as consideration for indebtedness to them than they would from a private company. We have not performed any studies on this matter. Our conclusion is based solely on our own observations. There are no assurances that we will be successful in any of these efforts even if we become a public entity. Additionally, the issuance of restricted stock will dilute the ownership interest of all of our stockholders.

Result of Operations for the period August 1, 2018 (inception) through June 30, 2019

Expenses

Expenses for the period August 1, 2018 (inception) through June 30, 2019, were $4,510. Incorporation fees were $1,321. Legal fees expended by the Company were $1,800. Professional fees were $800. The Company incurred $589 in rent expenses.

Loss before provision for income taxes

Loss before provision for incomes taxes for the period August 1, 2018 (inception) through June 30, 2019, was $4,510. We recorded no provision for federal or state income taxes. We have not generated any revenues from our task-management software.

Liquidity

We will pay all costs related to this Offering which are estimated to be around $10,000. These costs will be paid as and when necessary or otherwise accrued on the books and records of the Company. Absent the ability to pay these amounts upon closing of this prospectus, we will need to seek financial assistance from our shareholders or third parties who may agree to loan us the funds to cover the balance of outstanding professional and related fees relating to our prospectus to the extent that such liabilities cannot be extended or satisfied in other ways and our professionals insist upon payment. If and when loaned, the loans most likely will be evidenced by a noninterest-bearing unsecured note to be treated as a loan until repaid, if and when the Company has the financial resources to do so. No formal written arrangement exists with respect to anyone’s commitment to loan us funds for this purpose.

Since acquiring the business plan most of our resources and work have been devoted to executing our business, writing of software code, testing and modification of our intended task-management application, implementing financial systems and internal controls, and preparing for our registration statement. When these procedures are completed, which we believe may occur over the next few months, we will focus once again on our product and service offerings as well as push the internal development of our software. We have developed a robust framework and design, as well completed our coding of a beta version of the intended software. We believe professional coding and software programmers are needed to develop and complete our software coding and smart-app development. This includes attracting software developers or coders, and developing and perfecting a marketing plan, including the development and launch of a saleable product suite, will range cost us more than $30,000 and $50,000. If we are able to use internal resources only (primarily the services of our founder, and President), the process will take much longer and our initial launch may be limited to a much smaller target market. If we are unable to raise any funds, development costs would have to be provided solely by our founder, to the extent that he is capable and willing to provide such services. While we engaged the services of an established coding and smart-app development firm, their function and assistance to us is limited by our availability of financing and payment terms. Our goal would be to have software product, and other related services available, multiple sales channels and a comprehensive website/smartphone app up and running within one year, but there is no way of estimating what the likelihood of achieving that goal would be.

We embarked upon an effort to become a public company and, by doing so, have incurred and will continue to incur additional significant expenses for legal, accounting and related services.

Once we become a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses including annual reports and proxy statements, if required. We estimate that these costs will range up to $10,000 per year over the next few years and may be significantly higher if our business volume and transactional activity increases but should be lower during our first year of being public because our overall business volume (and financial transactions) will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 until we exceed $75 million in market capitalization (if ever). These obligations will certainly reduce our ability and resources to expand our business plan and activities. We hope to be able to use our status as a public company to increase our ability to use noncash means of settling outstanding obligations (i.e. issuance of restricted shares of our common stock) and compensate independent contractors who provide professional services to us, although there can be no assurances that we will be successful in any of these efforts. We will also reduce compensation levels paid to management (if we attract or retain outside personnel to perform this function) if there is insufficient cash generated from operations to satisfy these costs.

There are no current plans to seek private investment. We do not have any current plans to raise funds through the sale of securities except as set forth herein. We hope to be able to use our status as a public company to enable us to use non-cash means of settling obligations and compensate persons and/or firms providing services to us, although there can be no assurances that we will be successful in any of those efforts. We believe that the perception that many people have of a public company will make it more likely that they will accept restricted securities from a public company as consideration for indebtedness to them than they would from a private company. We have not performed any studies of this matter. Our conclusion is based on our own beliefs and the advice that we have received from various business professionals. Issuing shares of common stock to such persons instead of paying cash to them may increase our chances to establish and expand our business and business opportunities. Having shares of our common stock may also give persons a greater feeling of identity with us which may result in referrals. However, these actions, if successful, will result in dilution of the ownership interests of future shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of Omzion because the shares may be issued to parties or entities committed to supporting existing management. Omzion may offer shares of its common stock to settle a portion of the professional fees incurred in connection with its registration statement. No negotiations have taken place with any professional and no assurances can be made as to the likelihood that any professional will accept shares in settlement of obligations due them.

Recently Issued Accounting Pronouncements

In June of 2014 the FASB issued Accounting Standards Update (“ASU”) ASU 2014-10, Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation (ASU 2014-10). Amendments in ASU 2014-10 remove the definition of a development stage entity from the master glossary of the Accounting Standards Codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. The Company adopted the provisions of ASU 2014-10.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements - Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entities Ability to continue as a Going Concern. The standard is intended to define management's responsibility to decide whether there is substantial doubt about an organization's ability to continue as a going concern and to provide related footnote disclosures. The standard requires management to decide whether there are conditions or events that raise substantial doubt about the entity's ability to continue as a going concern within one year after the date that the financial statements are issued. The standard provides guidance to an organization's management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations in the footnotes. The standard becomes effective for the annual period ending after December 15, 2016, with early application permitted. The adoption of this pronouncement is not expected to have a material impact on our financial statements.

Management's evaluations regarding the events and conditions that raise substantial doubt regarding the Company's ability to continue as a going concern have been disclosed in Note 3 below.

In January 2015, the FASB issued ASU 2015-01 Income Statement - Extraordinary and Unusual Items (Subtopic 225-20) Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items. This update eliminates from GAAP the concept of extraordinary items. Subtopic 225-20, Income Statement-Extraordinary and Unusual Items, required that an entity separately classify, present, and disclose extraordinary events and transactions.

In November 2015, the FASB issued ASU 2015-17, Balance Sheet Classification of Deferred Taxes. This accounting standard requires deferred tax assets and liabilities, along with related valuation allowances, to be classified as noncurrent on the balance sheet. As a result, each tax jurisdiction will now only have one net noncurrent deferred tax asset or liability. The new guidance does not change the existing requirement that prohibits offsetting deferred tax liabilities from one jurisdiction against deferred tax assets of another jurisdiction. The standard is effective for annual reporting periods beginning after December 15, 2016, and related interim periods. Early adoption is permitted. The Company is currently evaluating the impact of the provisions of this standard.

In February 2016, the FASB issued ASU 2016-02, Leases. This accounting standard requires lessees to recognize assets and liabilities related to lease arrangements longer than 12 months on the balance sheet. This standard also requires additional disclosures by lessees and contains targeted changes to accounting by lessors. The updated guidance is effective for interim and annual periods beginning after December 15, 2018. Early adoption is permitted. The Company is currently evaluating the impact of the provisions of this standard.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on our present or future financial statements.

Critical Accounting Policies

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. There are no critical policies or decisions that rely on judgments that are based on assumptions about matters that are highly uncertain at the time the estimate is made. Note 2 to the financial statements, included elsewhere in this prospectus, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.

Seasonality

We do not expect a seasonal impact on our business.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, as defined in Item 303(a)(4)(ii) of Regulation S-K, obligations under any guarantee contracts or contingent obligations. We also have no other commitments, other than the costs of being a public company that will increase our operating costs or cash requirements in the future.

BUSINESS

We were incorporated under the laws of the State of Nevada on August 1, 2018. As of the date of the prospectus, we had 2 (two) employees, which include our founder and our secretary. Mr. Fediunin has devoted forty (40) hours a week to us but he may increase the number of hours as he deems necessary. Mrs. Fediunina has devoted approximately thirty (30) hours a week to Omzion.

We are a development stage company and have no specific financial resources. We have not established or attempted to establish a source of equity or debt financing. We are in the early stages of executing our business plan. We still have a significant amount of work that needs to be completed in order to compete within this sophisticated marketplace. To date, we have not developed any finished products and cannot predict when a finished product will be developed or externally acquired.

In order to fund the development of our business and our working capital needs for the next 12 months, we intend to attempt to secure funding from the sale of common stock. Furthermore, in order to be able to implement the foregoing plan of operations, we anticipate that we will need to secure financing between $30,000 and $50,000 in the coming 12 to 18 months if we are able to successfully complete our Offering. If we are unsuccessful in raising additional financing, we will not be able to proceed with execution of our business plan.

Based on the nature of our business, we anticipate incurring operating losses into the foreseeable future. Because we currently do not have any finished software products and our resources are limited, we cannot predict if or when we will generate revenues and whether we will become a viable business.

Business

There is no way of accurately predicting when product development will progress to the point of generating any revenue. The timing of development is a function of having sufficient working capital. There is no way of knowing when or if we will be able to raise the funds necessary. If we do, product will be ready in six to nine months.

We are building a new task-management application that will allow our users to keep all their tasks and projects in order. The main idea is to provide a brand-new kind of an application that will enable users to manage their finances along with daily tasks. This new feature will increase the level of effectiveness of the things people do every day by displaying how much money you spend or need to spend. We intend to develop an application that will work on most of the nowadays mobile and computer platforms. Our goal is to help users manage their finances. The application we are developing is designed to track the expenses by showing the cost of each item on the list. Users can apply it for any kind of activities. It is useful for regular people who want to understand where their money goes. For business purposes the application is ultimately efficient as it displays all kinds of financial activities.

Our intended software will be different from other task-management applications by letting users create an efficient and comprehensive approach to the process of planning their time. Omzion App aims at diminishing the influence of Pareto principle in people’s everyday life. We offer the following strategy of achieving this objective: (1) Plan Working Hours. Our user-friendly interface will contain a lot of instruments for flexible configuration of each task.

(2) Keep Statistics. The application intends to monitor the statistics of the time spent on each task. (3) Change the Habits. Monitoring the statistics has a positive influence on a person’s time-management.

Our intended business operations will be comprised of two segments: a) software application packaging (Apple (“iOS” and android (“APK”) based, as well as standardized web-based formats) that are easily installed, sophisticated and robust enough to handle massive data volume; and b) producing an organizing notebook. We developed our initial business task-management software framework primarily through the efforts of our founder, and the efforts of a coding and smart-app development firm with which the Company works on an as “needed basis.” We have not had any material discussions regarding the acquisition of software, nor do we have any agreements (written or oral) in place in order to do so. The software framework and design is being developed, but no software application distributor or reseller relationship has been formalized; the Company intends to seek help from outside sales representatives and marketing consultants to develop a professional sales and marketing strategy to capitalize on our technologies.

With further financing, we intend to create and staff an in-house coding and smart-app development group, which we believe may develop new versions of the application, of a similar nature to business task-management application. The Company continues to work on the development of its business task-management application through the management and industry knowledge skills of its founder, and Chief Executive Officer, as well as through a coding and smart-app development firm which will be working with us on an as needed basis and as our budget allows.

To date, no saleable product or service has been developed through these efforts. For the development segment of our operations we will seek to staff with a team with the skills necessary in development of software. Contract sizes may vary. While we cannot estimate the size of contracts, availability of contracts is solely based on the industry observations. None of these observations are based on any formal study.

Our plan to continue as a going concern is to reach the point where we begin generating sufficient revenues from our business task-management application to meet our obligations on a timely basis. The Company has not yet acquired or internally fully developed the intended application. We may not be able to acquire or internally develop any services in the future because of a lack of available funds or financing to do so. In order for us to develop such software, we must be able to secure the necessary financing, beyond just the proceeds of this Offering. In the early stages of our operations, we will continue to keep costs to a minimum. The cost to develop our business plan as currently outlined will be in excess of $100,000. We have not established current sources of funds to undertake the business plan as outlined. Until we obtain funding, if ever, we will keep our operating costs as low as possible with our founder providing substantially all of the work on his own without any cash compensation. This methodology would result in our development stage extending for at least two to three years. If we are unable to obtain adequate funding or financing, the Company faces the ultimate likelihood of business failure. There are no assurances that we will be able to raise any funds or establish any financing program for the Company’s growth.

Growth Strategy

Key elements of our growth strategy shall include: (1) Core Product Enhancement. We plan to enhance core product user interface and functionality with new features and offerings as soon as reasonably practicable. (2) Focus on Markets. We plan to grow our market by: (a) running an advertising campaign, (b) entering new application platform markets, (c) expanding the number of users.

Business Objective

The Company’s objective is to become a preferred provider of financial task-management solutions for all kinds of users. We are pursuing the following strategy to achieve this objective: (1) Universality. We are increasing the number of available platforms for our product to expand the number of users. (2) Quality, Service and Support. Our employees and selected tech professionals will follow documented and standardized methodologies to ensure that we provide a consistent approach to projects, thereby fostering uniform quality and cost-efficient solutions for the end-users. (3) Multiple Sales Channels. We believe that we can attract a direct sales force that will focus exclusively on our intended financial task-management software. (4) Monitoring the Market. We are constantly monitoring the market of the application software and gathering information about our opponents’ products. This process enables us to understand modern tendencies in task-management software.

This prospectus includes limited market and industry data and forecasts that we obtained from our own research, publicly available information, industry periodicals and surveys. Industry publications and surveys generally state that the information contained herein has been obtained from sources deemed reliable. While we have not been able to verify such information to the extent that we deem qualified in its entirety we have determined based on our knowledge to be sufficient and accurate for presentation. Unless otherwise noted, statements as to market position as related to market competitors these are all approximated. Industry and market data could be proven wrong because of the method by which sources obtained their data and because information cannot always be verified with certainty due to limits on availability and reliability of raw data, the voluntary nature of the data gathering process, limitations and other uncertainties. We do not know all or tested all of these assumptions regarding general economic conditions. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section entitled “Risk Factors.”

Intellectual Property

We have no patents or trademarks that have been applied for or granted.

Government Regulation and Industry Standards

There is an increasing number of laws and regulations in the United States and abroad pertaining to communications and commerce on the Internet. In addition, a number of legislative and regulatory proposals are under consideration by federal, state, local as well as foreign governments. Laws or regulations may be adopted with respect to the Internet relating to actual and perceived liability for information retrieved from or transmitted over the Internet, user privacy, taxation and the quality of services.

Websites typically place identifying data, or cookies, on a user's hard drive without the user's knowledge or consent. We and many other Internet companies will use cookies for a variety of different reasons, including the collection of data derived from the user's Internet activity. Any reduction or limitation in the use of cookies could limit the effectiveness of our sales and marketing efforts. Most currently available browsers allow users to remove cookies at any time or to prevent cookies from being stored on their hard drive.

Some privacy advocates and governmental bodies have suggested limiting or eliminating the use of cookies. In addition, the European Union and many countries within the EU have adopted privacy directives or laws that strictly regulate the collection and use of information regarding Internet users that is identifiable to particular individuals. Privacy legislation has been proposed in the US as well, and the US Federal Trade Commission has taken action against website operators that do not comply with state privacy policies. These and other governmental efforts may limit our ability to target advertising or collect and use information regarding the use of our websites. Fears relating to a lack of privacy could also result in a reduction in the number of users and subscribers which could harm our business and financial results.

Employees

As of the date of the prospectus, we had two employees, including our founder and our secretary, Mr. Fediunin and Mrs. Fediunina. During the remainder of calendar year 2019 (dependent on our financing and available working capital), Mr. Fediunin will devote at least 40 hours a week to us and he may increase the number of hours as he deems necessary. Mrs. Fediunina will devote at least 30 hours a week to us. Mr. Fediunin or Mrs. Fediunina have no formal services agreement with the Company. At some future date, we may be limited in seeking the employment of others to assist in the execution and furtherance of the business plan. Our founder has committed to provide us with all administrative and planning work. He expects to do this without any cash compensation while he seeks sources of funding for the Company and our business plan.

We currently plan to work with an independent software development firm, which will be utilized on an “as needed” basis, and we may in the future use other independent contractors, consultants, and other software development firms to assist in many aspects of our business on an “as needed” or per project basis pending adequate financial resources being available or their ability to defer payment for their services.

Property

Our office and mailing address is Fl. 4,5 Blvd. Cherni Vrah 47A, Sofia 1407, Bulgaria. This space was rented by our President, Director, Secretary and Treasurer, Mr. Serghei Fediunin. The total rented space is around 100 square meters.

Litigation

We are not party to any pending, or to our knowledge, threatened litigation of any type.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our management consists of:

Name	Age	Title
Serghei Fediunin	47	Founder, President, Director
Natalia Fediunina	40	Secretary

Serghei Fediunin founded the Company in August 2018. Mr. Fediunin currently serves as our President, Treasurer and Director. He graduated from Moldova State University with a bachelor’s degree in mathematics and Computer Science and from Technical University of Moldova with a master’s degree of Economic Engineering and Business. Mr. Fediunin’s work experience includes working at Moldceo in Chisinau from January 2001 through May 2007 as a Head of Research & Development Department. At Moldceo his work responsibilities consisted of managing and controlling the department and also searching for new business connections for the company to expand. Starting Februrary 2008 through December 2017, Mr. Fediunin worked with SiwoIT in Chisinau as Head of Marketing Division. Here our future Founder was mostly engaged in promotional activities and attracting new clients. Upon resigning from SiwoIT, Mr. Fediunin dedicated his efforts to development of Omzion.

Natalia Fediunina, Mr. Fediunin’s wife, was engaged in the Company’s activities as Mr. Fediunin’s consultant and associate since the incorporation of the Company. She graduated from Moldova State University with a bachelor’s degree in Economics. Mrs. Fediunina’s work experience includes working at Aqifak, an accounting firm in Chisinau, from December 2008 to March 2013 at position of chief accountant assistant. Her work responsibilities consisted of preparing financial reports of the company’s clients. From April 2013 to January 2018, Mrs. Fediunina worked as accounting associate at Oufal in Chisinau. Her work responsibilities included making new connections with clients in order to increase the database of clients. Upon resigning from Oufal, Mrs. Fediunina dedicated her efforts to Omzion. On June 21, 2019, we updated our Annual List of Officers in order to formally accept Mrs. Fediunina as Omzion’s officer.

Possible Potential Conflicts

The OTCQB on which we plan to have our shares of common stock quoted does not currently have any director independence requirements.

No member of management will be required by us to work on a full-time basis. Accordingly, certain conflicts of interest may arise between us and our officers and directors in that they may have other business interests in the future to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer's understanding of his/her fiduciary duties to us.

Currently we have only two officers and directors and may need to seek to add additional officers and directors as and when the proper personnel are identified, and terms of employment are mutually negotiated and agreed, particularly when we have sufficient capital resources and cash flow to make such offers.

We cannot provide assurance that our efforts to eliminate the potential impact of conflicts of interest will be effective.

Board of Directors

All directors will hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected. All officers are appointed annually by the board of directors, subject to existing employment agreements and serve at the discretion of the board. Currently, our director receives no compensation for his role as a director as he receives sufficient compensation for his role as an officer. Mr. Fediunin on August 1, 2018 was appointed to serve.

As long as we have no additional directors besides our founder, president, chief executive officer, and Chairman, all votes on issues are resolved in favor of the Chairman’s vote.

Involvement in Certain Legal Proceedings

Except as described below, during the past ten years, no present director, executive officer or person nominated to become a director or an executive officer of Omzion:

1. had a petition under the federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2. was convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3. was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining his from or otherwise limiting his involvement in any of the following activities:

i. acting as a futures commission merchant, introducing broker, commodity trading advisor commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii. engaging in any type of business practice; or

iii. engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; or

4. was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of a federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3) (i), above, or to be associated with persons engaged in any such activity; or

5. found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and for which the judgment has not been reversed, suspended or vacated.

Summary Executive Compensation Table

The following table shows, for the period from August 1, 2018 (inception) to the date of this prospectus, compensation awarded to or paid to, or earned by, our President.

SUMMARY COMPENSATION TABLE

Name and		Salary	Bonus	All Other Compensation	Total
principal position	Year	($)	($)	($)	($)

Serghei Fediunin	2018	0	0	0	0
President	2019	0	0	0	0
Treasurer and Director
Natalia Fediunina	2019	0	0	0	0
Secretary

The Company does not have a formal employment arrangement with Mr. Fediunin or Mrs. Fediunina for management services. There is no agreement in place, however the Company may pursue a formal employment arrangement in the future to ensure the retention of Mr. Fediunin and Mrs. Fediunina. Mr. Fediunin and Mrs. Fediunina would make all decisions determining the amount and timing of payment of his compensation, if any, which would be subject to us being able to meet our financial obligations.

Security Ownership of Certain Beneficial Owners and Management

On the date of this prospectus, the following is set out in this table; the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. On assumption that all shares are sold, the table highlights the ownership of the shares at the end of this offering. The current officer and sole director of the Company listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to these shares.

Title of Class	Name and Address Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class

Common Stock	Serghei Fediunin	2,000,000	62.5%
	Fl. 4,5 Blvd. Cherni Vrah 47A, Sofia 1407, Bulgaria
Common Stock	Natalia Fediunina	1,200,000	37.5%
	Fl. 4,5 Blvd. Cherni Vrah 47A, Sofia 1407, Bulgaria

The management of the Company will continue to hold the majority of the common stock, after the completion of the offering, irrespective of the number of shares sold. Seeing as he will still own the majority of the common stock, after the completion of this offering he will determine the operations of the company, and the investors under the current offering will not be able to change the Company’s direction of its operations.

Because of this, the shares offered by the Company lack the value of shares that normally have voting rights. As a result of the ineffective voting power of the shares their value might be reduced. There are no outstanding options, warrants, or securities that are convertible to common stock against any of the Company’s common stock.

Certain Relationships and Related Transactions

On August 1, 2018, we issued a total of 2,000,000 shares of common stock to Mr. Serghei Fediunin, our sole officer and director. According to the agreement, the payment of the subscription price of $5,000 shall be made to the Company within 14 days upon signing the agreement and through any means acceptable to the Company, including paying in cash. The Company considers this as Mr. Fediunin “Founders” shares. The par value of the shares purchased by Mr. Fediunin was $0.0025. This is considerably lower than the selling price of this offering, $0.03 per share. This offer and sale were made pursuant to the exemption from registration afforded by Rule 903(b)(3) of the Regulation S, promulgated under the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were sold outside of US, to a non-US person, with no directed selling efforts in the US, and where offering restrictions were implemented.

On June 21, 2019, we issued a total of 1,200,000 shares of common stock to Mrs. Natalia Fediunina, our secretary and director. According to the agreement, the payment of the subscription price of $3,000 shall be made to the Company within 14 days upon signing the agreement and through any means acceptable to the Company, including paying in cash. The par value of the shares purchased by Mrs. Fediunina was $0.0025. This is considerably lower than the selling price of this offering, $0.03 per share. This offer and sale were made pursuant to the exemption from registration afforded by Rule 903(b)(3) of the Regulation S, promulgated under the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were sold outside of US, to a non-US person, with no directed selling efforts in the US, and where offering restrictions were implemented.

DESCRIPTION OF CAPITAL STOCK

Introduction

We were incorporated under the laws of the State of Nevada on August 1, 2018. Omzion is authorized to issue 75,000,000 shares of common stock.

Common Stock

Our certificate of incorporation authorizes the issuance of 75,000,000 shares of common stock. Future holders of our common stock will:

• have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

• be entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

• not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

• be entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders

See Plan of Distribution regarding negative implications of being classified as a “Penny Stock.”

Shareholder Matters

As an issuer of “penny stock” the protection provided by the federal securities laws relating to forward looking statements does not apply to us if our shares are considered to be penny stocks (which they currently are and probably will be for the foreseeable future). Although the federal securities law provides a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this prospectus, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

As a Nevada corporation, we are subject to the Nevada Revised Statutes (“NRS” or “Nevada law”). Certain provisions of Nevada law described below create rights that might be deemed material to our shareholders. Other provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

Directors' Duties. Section 78.138 of the Nevada law allows our directors and officers, in exercising their powers to further our interests, to consider the interests of our employees, suppliers, creditors and shippers. They can also consider the economy of the state and the nation, the interests of the community and of society and our long-term and short-term interests and shareholders, including the possibility that these interests may be best served by our continued independence. Our directors may resist a change or potential change in control if they, by a majority vote of a quorum, determine that the change or potential change is opposed to or not in our best interest. Our board of directors may consider these interests or have reasonable grounds to believe that, within a reasonable time, any debt which might be created as a result of the change in control would cause our assets to be less than our liabilities, render us insolvent, or cause us to file for bankruptcy protection

Dissenters' Rights. Among the rights granted under Nevada law which might be considered material is the right for shareholders to dissent from certain corporate actions and obtain payment for their shares (see NRS 92A.380-390). This right is subject to exceptions, summarized below, and arises in the event of mergers or plans of exchange. This right normally applies if shareholder approval of the corporate action is required either by Nevada law or by the terms of the articles of incorporation.

A shareholder does not have the right to dissent with respect to any plan of merger or exchange, if the shares held by the shareholder are part of a class of shares which are:

• listed on a national securities exchange,

• included in the national market system by the Financial Industry Regulatory Authority (“FINRA”), or

• held of record by not less than 2,000 holders.

This exception notwithstanding, a shareholder will still have a right of dissent if it is provided for in the articles of incorporation or if the shareholders are required under the plan of merger or exchange to accept anything but cash or owner's interests, or a combination of the two, in the surviving or acquiring entity, or in any other entity falling in any of the three categories described above in this paragraph.

Inspection Rights. Nevada law also specifies that shareholders are to have the right to inspect company records (see NRS 78.105). This right extends to any person who has been a shareholder of record for at least six months immediately preceding his demand. It also extends to any person holding, or authorized in writing by the holders of, at least 5% of outstanding shares. Shareholders having this right are to be granted inspection rights upon five days' written notice. The records covered by this right include official copies of:

i. the articles of incorporation, and all amendments thereto,

ii. bylaws and all amendments thereto; and

iii. a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them, respectively.

In lieu of the stock ledger or duplicate stock ledger, Nevada law provides that the corporation may keep a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where the stock ledger or duplicate stock ledger specified in this section is kept.

Control Share Acquisitions. Sections 78.378 to 78.3793 of Nevada law contain provisions that may prevent any person acquiring a controlling interest in a Nevada-registered company from exercising voting rights. To the extent that these rights support the voting power of minority shareholders, these rights may also be deemed material. These provisions will be applicable to us as soon as we have 200 shareholders of record with at least 100 of these having addresses in Nevada as reflected on our stock ledger. While we do not yet have the required number of shareholders in Nevada or elsewhere, it is possible that at some future point we will reach these numbers and, accordingly, these provisions will become applicable. We do not intend to notify shareholders when we have reached the number of shareholders specified under these provisions of Nevada law. Shareholders can learn this information pursuant to the inspection rights described above and can see the approximate number of our shareholders by checking under Item 5 of our annual reports on Form 10-K. This form is filed with the Securities and Exchange Commission within 90 days after the close of each fiscal year hereafter. You can view these and our other filings at www.sec.gov in the “EDGAR” database.

Under NRS Sections 78.378 to 78.3793, an acquiring person who acquires a controlling interest in company shares may not exercise voting rights on any of these shares unless these voting rights are granted by a majority vote of our disinterested shareholders at a special shareholders' meeting held upon the request and at the expense of the acquiring person. If the acquiring person's shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any shareholder, other than the acquiring person, who does not vote for authorizing voting rights for the control shares, is entitled to demand payment for the fair value of their shares, and we must comply with the demand. An “acquiring person” means any person who, individually or acting with others, acquires or offers to acquire, directly or indirectly, a controlling interest in our shares. “Controlling interest” means the ownership of our outstanding voting shares sufficient to enable the acquiring person, individually or acting with others, directly or indirectly, to exercise one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more of the voting power of our shares in the election of our directors. Voting rights must be given by a majority of our disinterested shareholders as each threshold is reached or exceeded. “Control shares” means the company's outstanding voting shares that an acquiring person acquires or offers to acquire in an acquisition or within 90 days immediately preceding the date when the acquiring person becomes an acquiring person.

These Nevada statutes do not apply if a company's articles of incorporation or bylaws in effect on the tenth day following the acquisition of a controlling interest by an acquiring person provide that these provisions do not apply.

According to NRS 78.378, the provisions referred to above will not restrict our directors from acting to protect the interests of our Company and its shareholders, including without limitation, adopting or executing plans, arrangements or instruments that deny rights, privileges, power or authority to a holder of a specified number of shares or percentage of share ownership or voting power. Likewise, these provisions do not prevent directors or shareholders from including stricter requirements in our articles of incorporation or bylaws relating to the acquisition of a controlling interest in the Company.

Our articles of incorporation and bylaws do not exclude us from the restrictions imposed by NRS 78.378 to 78.3793, nor do they impose any more stringent requirements.

Certain Business Combinations. Sections 78.411 to 78.444 of the Nevada law may restrict our ability to engage in a wide variety of transactions with an “interested shareholder.” As was discussed above in connection with NRS 78.378 to 78.3793, these provisions could be considered material to our shareholders, particularly to minority shareholders.

They might also have the effect of delaying or making more difficult acquisitions of our stock or changes in our control. These sections of NRS are applicable to any Nevada company with 200 or more stockholders of record and that has a class of securities registered under Section 12 of the 1934 Securities Exchange Act, unless the company's articles of incorporation provide otherwise. By this registration statement, we are not registering our common stock under Section 12(g) of the Exchange Act. Accordingly, upon the effectiveness of this registration statement on Form S-1 we will be subject to these statutes.

These provisions of Nevada law prohibit us from engaging in any “combination” with an interested stockholder for three years after the interested stockholder acquired the shares that cause him/her to become an interested shareholder, unless he had prior approval of our board of directors. The term “combination” is described in NRS 78.416 and includes, among other things, mergers, sales or purchases of assets, and issuances or reclassifications of securities. If the combination did not have prior approval, the interested shareholder may proceed after the three-year period only if the shareholder receives approval from a majority of our disinterested shares or the offer meets the requirements for fairness that are specified in NRS 78.441-42. For the above provisions, a “resident domestic corporation” means a Nevada corporation that has 200 or more shareholders. An “interested stockholder” is defined in NSR 78.423 as someone who is either:

• the beneficial owner, directly or indirectly, of 10% or more of the voting power of our outstanding voting shares; or

• our affiliate or associate and who within three years immediately before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of our outstanding shares at that time.

Amendments to Bylaws - Our articles of incorporation provide that the power to adopt, alter, amend, or repeal our bylaws is vested exclusively with the board of directors. In exercising this discretion, our board of directors could conceivably alter our bylaws in ways that would affect the rights of our shareholders and the ability of any shareholder or group to effect a change in our control; however, the board would not have the right to do so in a way that would violate law or the applicable terms of our articles of incorporation.

PLAN OF DISTRIBUTION

There is no public market for our common stock. Potential market for our common stock is limited and the liquidity of our shares may be severely limited. While no market maker has been formerly approached to file an application with FINRA on our behalf, we will need to identify a market maker in order to do the following. We will need that market maker to file that application in order to be able to quote our shares of common stock on the OTCQB maintained by FINRA. A market maker may only file this application upon the effectiveness of our registration statement and the closing of our Offering. There can be no assurance that a market maker’s application, when filed, will be accepted by FINRA nor can we estimate as to how much time this application will require. In the absence of quotation or listing, no market will be available for investors in our common stock in order to sell their shares. Furthermore, we cannot provide any assurance that a meaningful trading market will ever develop or that our common stock will ever be quoted or listed for trading on any market.

If the shares of our common stock ever become tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

This Offering will be conducted on a best-efforts basis utilizing the efforts of Mr. Fediunin, our founder and the Chief Executive Officer of the Company. Potential investors include, but are not limited to, family, friends and acquaintances of Mr. Fediunin. The intended methods of communication include, without limitation, telephone calls, email and personal contacts. Through his endeavors to sell this Offering, Mr. Fediunin will not use any mass advertising methods such as the internet or print media.

Mr. Fediunin will not receive commissions for any sales originated on our behalf. We believe that Mr. Fediunin is exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Exchange Act. In particular, Mr. Fediunin:

1. Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of his participation;

a. Is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

b. Is not an associated person of a broker or dealer; and

c. Meets the conditions of the following:

i.

Primarily performs, or is intended primarily to perform at the end of this Offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities;

ii. Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

iii. Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs within this section, except that for securities issued pursuant to Rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within a Rule 415 registration

There can be no assurance that all, or any, of the shares will be sold. As of this date, we have not entered into any agreements or arrangements for the sale of the shares with any broker-dealer or sales agent. However, if we were to enter into such arrangements, we will file a post-effective amendment to disclose those arrangements because any broker-dealer participating in this Offering would be acting as an underwriter and would have to be so named herein. In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this Offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we have not identified the specific states where this Offering will be sold.

Investors can purchase common stock in this Offering by completing a Subscription Agreement, a copy of which is filed as Exhibit 99.1 to the registration statement of which this prospectus is a part, and sending it together with payment in full. All payments must be made in U.S. currency either by personal check, bank draft, or cashier check. There is no minimum subscription requirement established by the Company. All subscription agreements and checks are irrevocable (except as to any state that requires a statutory cooling-off period or rescission right). The Company expressly reserves the right to either accept or reject any subscription, for any reason. Any subscription rejected will have the subscribed-to funds returned to the subscriber within five business days of the rejection date by the Company. Furthermore, once a subscription agreement is accepted by the Company, it will be executed without any reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

Any purchaser of our securities should be aware that any market that develops in our common stock will be subject to “penny stock” restrictions.

We will pay all expenses incident to the registration, offering and sale of the shares other than commissions or discounts of underwriters, broker-dealers or agents, if any.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The trading of our securities, if any, will be in the over-the-counter markets which are commonly referred to as the OTCQB as maintained by FINRA (if and when quoting thereon has occurred). As a result, a purchaser of our securities may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

OTCQB Considerations

OTCQB securities are not listed or traded on a floor of an organized national or regional stock exchange. Instead, OTCQB securities transactions are conducted through telephonic and Internet services connecting dealers in the orderly trading of securities or “stocks.” OTCQB stocks are traditionally smaller companies that do not meet the financial and listing requirements of a regional or national stock exchange.

To be quoted on the OTCQB, a market maker must file an application on our behalf. While no market maker has been formerly approached to file an application with FINRA on our behalf, we will need to identify a market maker in order to do the following. We will need that market maker to file that application in order to be able to quote our shares of common stock on the OTCQB maintained by FINRA. A market maker may only file this application upon the effectiveness of our registration statement and the closing of our Offering. There can be no assurance that a market maker’s application, when filed, will be accepted by FINRA nor can we estimate as to how much time this application will require.

The OTCQB is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTCQB. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCQB.

Although the NASDAQ stock market has rigorous listing standards to ensure the quality of its issuers, and can delist issuers for not meeting those standards, the OTCQB has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files an application, and is therefore obligated to comply with keeping accurate and timely information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of an issuer assuming all of FINRA’s questions relating to its Rule 211 process are answered accurately and satisfactorily. The only requirement for ongoing inclusion in the OTCQB is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate that quotation on the OTCQB will increase liquidity for our common stock, investors may have difficulty in getting orders filled because trading activity on the OTCQB, in general, is not conducted as efficiently and effectively as with NASDAQ-listed securities. As a result, investors’ orders may be filled at a price much different than expected when an order is placed.

Investors usually must contact a broker-dealer to trade OTCQB securities. Investors for the most part do not have direct access to the bulletin board service, even with some trading services that investors have available to them. For bulletin board securities, there only has to be one market maker.

OTCQB transactions are sometimes conducted manually within the broker-dealer network. Because there are limited automated systems for negotiating trades on some OTCQB securities, they are sometimes conducted via telephone or other antiquated services. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting executed.

If we become able to have our shares of common stock quoted on the OTCQB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCQB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCQB). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCQB, it is a necessity to process trades on the OTCQB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

Because OTCQB stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

Section 15(g) of the Exchange Act

Our shares will be covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established shippers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 excluding revenue or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules (but is not applicable to us).

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their shippers with monthly account statements.

Rule 3a51-1 of the Exchange Act establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

• the basis on which the broker or dealer made the suitability determination, and

• that the broker or dealer received a signed, written agreement from the investor prior to the transaction

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions’ payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, which is likely, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it difficult to dispose of the Company’s securities.

State Securities – Blue Sky Laws

There is no established public market for our common stock and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue-sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.Thirty-three states have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor's Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. Once we secure this listing (assuming that being a development stage and shell company is not a bar to such listing), secondary trading can occur in these states without further action.

Upon effectiveness of this Prospectus, the Company intends to consider (but may not) becoming a “reporting issuer” under Section 12(g) of the Exchange Act, as amended, by way of filing a Form 8-A with the SEC. A Form 8-A is a “short form” registration whereby information about the Company will be incorporated by reference to the Registration Statement on Form S-1, of which this prospectus is a part. Upon filing of the Form 8-A, if done, the Company’s shares of common stock will become “covered securities,” or “federally covered securities” as described in some states’ securities statutes, which means that unless you are an “underwriter” or “dealer,” you may have a “secondary trading” exemption under the laws of most states (and the District of Columbia, Guam, the Virgin Islands and Puerto Rico) to resell the shares of common stock you purchase in this Offering. Four states do impose a filing requirement on the Company: those states are Michigan, New Hampshire, Texas and Vermont. A security is a covered security with respect to the offer or sale of the security to qualified purchasers, as defined by the Commission by rule. In prescribing such rule, the Commission may define the term “qualified purchaser” differently with respect to different categories of securities, consistent with the public interest and the protection of investors.

The Company may, at its own cost, make the required notice filings in those states immediately after filing a Form 8-A with the SEC.

We currently do not intend to and may not be able to qualify securities for resale in other states which may require our shares to be qualified before they can be resold by shareholders or prospective investors.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by SD Mitchell & Associates, PLC.

EXPERTS

The financial statements of Omzion for the period August 1, 2018 (inception) to August 1, 2019 included in this prospectus have been audited by independent registered public accountants and have been so included in reliance upon the report of Jeffrey T. Gross LTD, CPA given on the authority of such firm as experts in accounting and auditing.

OMZION

JEFFREY T. GROSS LTD.

CERTIFIED PUBLIC ACCOUNTANTS

6215 W. TOUHY AVENUE

CHICAGO, ILLINOIS 60646-1105

(773)792-1575

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders of Omzion

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Omzion (a Nevada Corporation), as of June 30, 2019, and the related statements of operations, changes in stockholder’s equity and cash flows for each of the three years in the period ended June 30, 2019, and the related notes. In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at June 30, 2019, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 2019, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Jeffrey T. Gross Ltd.

We have served as the Company’s auditor since 2019.

Chicago, Illinois

July 23, 2019

                                   OMZION

BALANCE SHEETS

JUNE 30, 2019 (AUDITED)

Audited
June 30, 2019
ASSETS

CURRENT ASSETS:
Cash	$8,000
Retainer Asset	49
Total Current Assets	8,049

TOTAL ASSETS	$8,049

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts Payable	$1,800
Related Party Loan	2,759
TOTAL LIABILITIES	4,559

STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock, $0.0025 par value; 75,000,000 shares authorized; 3,100,000 shares issued and outstanding as of June 30, 2019	8,000
Additional Paid in Capital	-
Accumulated Deficit	(4,510)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	3,490

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$8,049

See notes to financial statements.

OMZION

STATEMENT OF OPERATIONS (AUDITED)

FOR THE YEAR ENDED JUNE 30, 2019

For the period August 1, 2018 (inception) through June 30, 2019
Revenue	$-
Cost of revenue	-
Gross margin	-

Expenses:
Incorporation fees	1,321
Legal fees	1,800
Professional Fees	800
Rent Expense	589
Loss before income tax	4,510

Provision for income tax	-
Net loss	$(4,510)
Basic and diluted loss per share	$(0)
Weighted average common shares outstanding - basic and diluted	1,830,137

See notes to financial statements.

OMZION

STATEMENT OF STOCKHOLDERS' DEFICIT (AUDITED)

FOR THE YEAR ENDED JUNE 30, 2019

	Common Stock	Common Stock Amount	Additional Paid-in-capital	Accumulated Deficit	Total

Balance – August 1, 2018 (inception)	-	$-	$-	$-	$-

Shares issued – August 7, 2018	2,000,000	5,000	-	-	5,000

Shares issued – June 25, 2019	1,200,000	3,000	-	-	3,000

Net loss	-	-	-	(4,510)	(4,510)

Balance – June 30, 2019	3,200,000	$8,000	$-	$(4,510)	$3,490

See notes to financial statements.

OMZION

STATEMENT OF CASH FLOW (AUDITED)

FOR THE YEAR ENED JUNE 30, 2019

For the period August 1, 2018 (inception) through June 30, 2019

CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(4,510)
Adjustments to reconcile net loss to cash (used in) operating activities:

Change in retainer asset	(49)
Change in accounts payable	1,800
Net Cash (Used in) Operating Activities	(2,759)

CASH FLOW FROM INVESTING ACTIVITIES	-

CASH FLOW FROM FINANCING ACTIVITIES:
Common Stock	8,000
Loan from related parties	2,759
Net Cash Provided by Financing Activities	10,759

CHANGE IN CASH	8,000
CASH AT BEGINNING OF PERIOD	-
CASH AT END OF PERIOD	$8,000

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for:
Interest	$-
Income taxes	$-

See notes to financial statements.

OMZION

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2019

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

History

Omzion (“the Company”, “we”, “us” or “our”) was incorporated under the laws of the State of Nevada on August 1, 2018 (date of inception).

Our Business

We are creating a new type of organizer application that will not only help manage your tasks, but all kinds of the financials as well. It is going to be a big development compared to usual task-management app and we believe that people engaged in their own business will find it indispensable for most kinds of activities.

Year end

The Company’s year-end is June 30.

NOTE 2 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application.  Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of presentation

The financial statements present the balance sheet, statements of operations, stockholders’ equity (deficit) and cash flows of the Company.  These financial statements are presented in the United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Cash and cash equivalents

For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value. There were $8,000 of cash equivalents as of June 30, 2019, respectively.

OMZION

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2019

Revenue recognition

We recognize revenue when all of the conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) the product or service has been provided to the logistics consumer; (3) the amount of fees to be paid by the logistics consumer is fixed or determinable; and (4) the collection of fees or product revenue is probable.

The Company will record revenue when realizable and earned and when product has been shipped to the logistics consumer or our service has been rendered to the logistics consumer.

Advertising costs

Advertising costs are anticipated to be expensed as incurred; however, there were no advertising costs for the period August 1, 2018 (inception) through June 30, 2019, respectively.

Related parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include (a) affiliates of the Company; (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the Company; (e) management of the Company; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

Net income (loss) per common share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.  Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially dilutive outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent share arrangements, stock options and warrants.

There were no potentially dilutive common shares outstanding for the period from August 1, 2018 (inception) through June 30, 2019.

Recent pronouncements

The Company’s management has evaluated all the recently issued, but not yet effective, accounting standards that have been issued or proposed by the FASB or other standards-setting bodies through the filing date of these financial statements and does not believe the future adoption of any such pronouncements will have a material effect on the Company’s financial position and results of operations.

OMZION

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2019

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. As noted above, the Company is development stage and, accordingly, has not yet generated revenues from operations. Since inception, the Company has been engaged in financing activities and executing its business plan of operations and incurring costs and expenses related to its planned direct public offering. As a result, the Company incurred accumulated net losses for the period ended June 30, 2019 of $4,510. The Company’s development activities since inception have been primarily through debt financing and the deferral of accounts payable and other expense payments.

The Company may raise additional capital (beyond its planned self-directed public offering) through the sale of equity securities, through an offering of debt securities, or through borrowings from financial institutions or related and nonrelated parties. Management believes that its actions post its planned self-directed public offering to obtain additional funding will most likely provide the opportunity for the Company to continue as a going concern. There is no guarantee the Company will be successful in achieving these objectives.

The ability of the Company to continue as a going concern is dependent upon management’s ability to raise capital from the sale of its equity (both its planned self-directed public offering and post that event) and, ultimately, the achievement of operating revenues. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that may result from this uncertainty.

NOTE 4 – RELATED PARTY TRANSACTIONS

The President and sole director of the Company, Serghei Fediunin, and the secretary, Natalia Fediunina, are the related parties of the Company. Only Serghei Fediunin had transactions with the Company during the period from inception on August 1, 2018, through June 30, 2019.  During this period, Serghei Fediunin, paid $2,759 for operating expenses on behalf of the Company. The amounts due to the related party are unsecured and non-interest bearing with no set terms of repayment.

NOTE 5 – INCOME TAXES

The Company adopted the provisions of uncertain tax positions as addressed in ASC 740-10-65-1. As a result of the implementation of ASC 740-10-65-1, the Company do not have any material unrecognized tax benefits.

Deferred Tax Assets

As of June 30, 2019, the Company had net operating loss (“NOL”) carry–forwards for Federal income tax purposes of $4,510 that may be offset against future taxable income through 2038.  No tax benefit has been recorded with respect to these net operating loss carry-forwards in the accompanying consolidated financial statements as the management of the Company believes that the realization of the Company’s net deferred tax assets of approximately $790 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by the full valuation allowance.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards which was used to offset tax payable from prior year’s operations.  The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realization. The current valuation of tax allowance is not applicable as of June 30, 2019.

OMZION

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2019

Components of deferred tax assets are as follows:

	For the Reporting Period Ended June 30, 2019

Net Deferred Tax Asset Non-Current:
Net Operating Loss Carry-Forward		$4,510
Effective tax rate	x	21%
Expected Income Tax Benefit from NOL Carry-Forward		947
Less: Valuation Allowance		(947)
Deferred Tax Asset, Net of Valuation Allowance		$-

NOTE 6 - CAPITAL STOCK

The Company has 75,000,000 shares, $0.0025 par value shares of common stock authorized.

Common stock

On August 7, 2018, the Company issued 2,000,000 shares of common stock to the director, Serghei Fediunin, for cash proceeds of $5,000 at $0.0025 per share.

On June 25, 2019, the Company issued 1,200,000 shares of common stock to the officer, Natalia Fediunina, for cash proceeds of $3,000 at $0.0025 per share.

There were 3,200,000 shares of common stock issued and outstanding as of June 30, 2019.

NOTE 9 – SUBSEQUENT EVENTS

The Company evaluated all events that occurred after the balance sheet date of June 30, 2019 through the date the financial statements were available to be issued. Through July 23, 2019 the Company does not have any material subsequent events to disclose in these financial statements.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuances and Distribution.

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered. None of the following expenses are payable by the selling securityholders. All of the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee (1)	$13
Legal fees and expenses	$2,400
Accounting fees and expenses	$3,000
Miscellaneous	$4,587
TOTAL	$10,000

Item 14. Indemnification of Directors and Officers.

Nevada Revised Statutes (“NRS”) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the NRS would permit indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities.

Within the past two years we have issued and sold the following securities without registration:

On August 1, 2018, we issued 2,000,000 shares of common stock, par value $0.0025, to Serghei Fediunin, our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and a Director. This amount shall be made payable to the Company within 14 days upon signing the agreement entered into between Mr. Fediunin and the Company. This sale was made to a non-U.S. person, offshore of the U.S., with no directed selling efforts in the U.S., where offering restrictions were implemented in transactions pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act.

On June 21, 2019, we offered and sold 1,200,000 shares of common stock to Natalia Fediunina, our Secretary and Director, at a purchase price of $0.0025 per share, for aggregate proceeds of $3,000. This amount shall be made payable to the Company within 14 days upon signing the agreement entered into between Mrs. Fediunina and the Company.  This sale was made to a non-U.S. person, offshore of the U.S., with no directed selling efforts in the U.S., where offering restrictions were implemented in transactions pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules.

The exhibits to the registration statement are listed in the Exhibit Index to this registration statement and are incorporated by reference herein.

Exhibit	Description
3.1	Articles of Incorporation of Registrant
3.2	Bylaws of the Registrant
5.1	Opinion of SD Mitchell & Associates, PLC regarding the legality of the securities being registered
10.1	Lease Agreement
10.2	Loan Agreement
23.1	Consent of Jeffrey T. Gross LTD, CPA
99.1	Form of Subscription Agreement

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized on the 10 day of October 2019.

OMZION (Registrant)

By:	/s/ Seghei Fediunin
	Name:	Serghei Fediunin
	Title:	Chief Executive Officer and Chairman (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Serghei Fediunin	Chief Executive Officer	October 10, 2019
Serghei Fediunin

/s/ Serghei Fediunin	Chief Financial Officer	October 10, 2019
Serghei Fediunin